UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC 20549


                             FORM 8-K


                          CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



Date of report (Date of earliest event reported)     October 12, 2001

                                Cash Systems, Inc.
          (Exact name of registrant as specified in its charter)


     Delaware                   0-18317             87-0398535
(State or other jurisdiction    (Commission         (IRS Employer
     of incorporation)          File Number)        Identification No.)


3201 West County Road 42, Suite 106, Burnsville, Minnesota           55306
     (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:      (952) 895-8399



                          UNISTONE, INC.
                  5525 South 900 East, Suite 110
                    Salt Lake City, Utah 84117
   (Former name or former address, if changed since last report)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

General

Pursuant to that certain Plan of Reorganization and Stock Exchange Agreement, dated as of October 9, 2001 (the "Agreement"), by and among Unistone, Inc. (the "Company"); Jenson Services, Inc. ("Jenson Services"); Corporate Capital Management, LLC ("CCM"); Cash Systems, Inc. ("CS"); and the common stockholders, stock option holders, warrant holders and convertible note holders of CS, the Company: (a) acquired all of the outstanding capital stock of CS on October 12, 2001 (the "Closing"), in consideration of the issuance to the CS stockholders of an aggregate of 10,550,000 shares of Company common stock; and (b) offered to exchange Company warrants exercisable for 321,000 shares of Company common stock, Company notes with a face value of $800,000 which are convertible at the Company's option into 640,000 shares of Company common stock and Company options exercisable for 300,000 shares of Company common stock for comparable warrants, convertible notes and options previously issued by CS (the "Exchange"). As of October 24, 2001, CS note holders had agreed to exchange CS convertible notes with a face value of $250,000 for Company convertible notes, with a face value of $250,000, which notes are convertible at the Company's option into 200,000 shares of Company common stock; CS warrant holders had agreed to exchange CS warrants for Company warrants exercisable for 211,000 shares of Company common stock; and CS option holders had agreed to exchange CS options for Company options exercisable for 300,000 shares of Company common stock.

As a result of the Exchange, CS became a subsidiary of the Company. In connection with the Exchange, the corporate name of the Company was changed to "Cash Systems, Inc.," and the corporate name of CS will be changed. Our corporate offices are now located at 3201West County Road 42, Suite 106, Burnsville, Minnesota 55306, and our phone number is 952-895-8399. Concurrent with the Closing, the Company entered a Lock-up/Leak-out Agreement and a Stock Escrow Agreement with certain of its stockholders. The Lock-up/Leak-out Agreement imposes restrictions on the ability of certain Company stockholders to sell their shares of common stock. (See "ACQUISITION OR DISPOSITION OF ASSETS -- Description of Securities -- Lock-up/Leak-out Agreement.") The Stock Escrow Agreement subjects to forfeiture certain shares of common stock owned by CCM. (See "ACQUISITION OR DISPOSITION OF ASSETS -- Description of Securities -- Stock Escrow Agreement.")

The Company has engaged Equity Securities Investments, Inc. ("Equity Securities"), to assist it in undertaking (within 60 days of the Closing) a private placement (the "Private Placement") of between approximately 1.5 and
3.0 million shares of the Company's common stock, hoping to raise between $3.0 million and $7.0 million. (See "ACQUISITION OR DISPOSITION OF ASSETS -- Description of Securities - - Private Placements.") At the Closing and as part of the Exchange, the Company agreed to issue its warrant exercisable for 27,500 shares of common stock for $1.50 per share to Equity Securities in exchange for a comparable warrant issued by CS to Equity Securities. Equity Securities received the CS warrant for assisting CS in selling convertible notes and warrants.

The Agreement obligates the Company to file a registration statement within 150 days of the closing of the Private Placement to register certain shares of the Company common stock. (See "ACQUISITION OR DISPOSITION OF ASSETS -- Description of Securities -- Registration Rights.")

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information and after giving effect to the issuance of securities at the Closing with respect to the beneficial ownership of the outstanding shares of the Company's common stock by the Company's directors, executive officers and each person known to the Company who owns in excess of 5% of the outstanding shares of common stock and the directors and executive officers of the Company as a group.

As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities and Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. The address of those individuals for which an address is not otherwise indicated is: 3201 West County Road 42, Suite 106, Burnsville, Minnesota 55306.

                                            Beneficial Ownership

                                          Number of           Percentage
                                            Shares            of total (1)
Directors and Officers
Craig Potts                              9,145,000(2)           77.01%

Christopher Larson                         527,500(3)            4.44%

Russell Sampson                            527,500(3)            4.44%

All Directors and Executive
Officers (4 persons as a group)         10,250,000(4)           86.32%

Kristen Potts          .
   3201 West County Road 42, Suite 106
   Burnsville, Minnesota 55306           9,145,000(2)           77.01%

CCM
   200 South Plymouth Road, Suite 210
   Minnetonka, Minnesota 55035           1,271,513(5)           10.71%

______________
(1) Calculations based upon 11,875,000 shares outstanding on October 22, 2001, which includes 225,000 shares issuable under currently exercisable options. Does not include 640,000 shares of common stock issuable upon the conversion of Company notes to be issued as part of the Exchange which are convertible at the option of the Company and 321,000 shares issuable upon the exercise of Company warrants to be issued as part of the Exchange.

(2) Consists of 9,045,000 shares owned by Kristen Potts, Mr. Potts' spouse, and 100,000 shares issuable upon currently exercisable options held by Mr. Potts.

(3) Includes 25,000 shares issuable upon currently exercisable options by the named person.

(4)  Includes 200,000 shares issuable upon currently exercisable options.

(5) Includes 500,000 shares held by the principals of CCM and shares held by affiliates of CCM. 771,513 of these shares may be forfeited pursuant to the terms of the Stock Escrow Agreement. (See "ACQUISITION OR DISPOSITION
OF ASSETS -- Description of Securities -- Stock Escrow Agreement.")

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

The Exchange

As described in Item 1 above, pursuant to the Agreement, at the Closing, the Company acquired from the CS stockholders all the issued and outstanding capital stock of CS. In consideration therefor, the Company issued to the CS stockholders an aggregate of 10,550,000 shares of Company common stock. In addition, as part of the Exchange, the Company offered to issue warrants exercisable for 321,000 shares of Company common stock, notes convertible (at the Company's option) into 640,000 shares of Company common stock and options exercisable for 300,000 shares of Company common stock for comparable warrants, notes and options issued by CS. As of October 24, 2001, CS note holders had agreed to exchange CS convertible notes with a face value of $250,000 for Company convertible notes, with a face value of $250,000, which are convertible at the Company's option into 200,000 shares of Company common stock; CS warrant holders had agreed to exchange CS warrants for Company warrants exercisable for 211,000 shares of Company common stock; and CS option holders had agreed to exchange CS options for Company options exercisable for 300,000 shares of Company common stock. The consideration for the acquisition of CS was negotiated on an arm's length basis between the Company and the CS stockholders.

Assuming all of the holders of the CS notes and warrants exchange them for comparable notes and warrants of the Company, the Company will assume notes of CS totaling in the principal amount $800,000. These notes will be convertible (at the Company's option) into 640,000 shares of Company common stock at a rate of $1.25 per share, will be due in June or July of 2002, and carry an interest rate of 12.5%. In addition, the Company will issue warrants for 321,000 shares of Company common stock. The warrants expire on July 12, 2006 (warrants for 165,000 shares), and July 13, 2006 (warrants for 156,000 shares), and have an exercise price of $1.50 per share.

At the Closing, the Company agreed to issue a warrant exercisable for 27,500 shares of common stock to Equity Securities as part of the Exchange in exchange for a comparable warrant issued by CS to Equity Securities. The Company warrant when issued will be immediately exercisable, will have an exercise price of $1.50 per share and will expire on July 12, 2006. Equity Securities received the CS warrant for assisting CS in selling convertible notes and warrants. At the Closing and as part of the Exchange, the Company also agreed to issue to CCM a warrant for 156,000 shares of Company common stock in exchange for a comparable warrant issued by CS. The Company warrant when issued will be immediately exercisable, will expire on July 13, 2006, and will have an exercise price of $1.50 per share. The CS warrant was issued to CCM when CCM purchased a convertible note from CS, which note will be converted into a note of the Company as part of the Exchange.

Effective upon the Exchange, the CS Stock Option Plan (the "CS Plan") was adopted by the Company. Following the adoption of the CS Plan, the Company assumed the obligations of outstanding options granted to certain CS employees and a non-employee director under the CS Plan. These outstanding option obligations include option grants to Craig Potts (the Chief Executive Officer and President and a director of the Company), Christopher Larson (the Chief Financial Officer and a director of the Company) and Russell Sampson (a director of the Company) for 100,000, 25,000 and 25,000 shares of Company common stock, respectively. The option exercise price is $1.38, $1.28 and $1.25 per share, respectively, and all of such options are fully vested. In addition, in connection with the Exchange, the Company assumed stock options granted to an employee and an outside consultant of the Company, exercisable for 150,000 shares of Company common stock at exercise prices of $1.25 per share (100,000 shares) and $.10 per share (50,000 shares). One half of these options are fully vested and the balance will vest on September 26, 2002.

Dividends

The Company has never declared or paid cash or stock dividends on its capital stock since its incorporation and anticipates that, for the foreseeable future, any earnings will be retained for use in the Company's business.

Market for Registrant's Common Equity and Related Shareholder Matters

The Company's common stock has been approved for trading on the OTC Electronic Bulletin Board under the symbol "UNSN". In connection with the change of the Company's corporate name to "Cash Systems, Inc.," the Company's symbol has been changed to "CSHS", effective October 17, 2001. The following table sets forth, on a per share basis, and for the periods indicated, the high and low sales prices of the common stock as reported on the OTC Electronic Bulletin Board. No dividends have been declared or paid on the common stock, nor does the Company intend to declare or pay any dividends on the common stock in the near future. All sales prices are set forth taking into effect all stock splits, exclusive of commissions or discounts of any nature.

                                               Price Range

                                            High              Low
March 15, 2001 to October 22, 2001        (1) $2.50        (1) $2.00

     (1) The common stock was approved for trading on the OTC Electronic Bulletin Board on March 15, 2001 and commenced trading as of October 17, 2001.

As of October 19, 2001 there were 11,650,000 shares the Company's common stock outstanding and approximately 130 shareholders of record.

Recent Sales of Unregistered Securities

Pursuant to the Agreement, on October 12, 2001, the Company issued 10,550,000 shares of common stock to the existing stockholders of CS as part of the Exchange. In addition, as part of the Exchange, the Company offered to issue notes convertible (at the Company's option) into 640,000 shares of its common stock, warrants exercisable for 321,000 shares of its common stock and options exercisable for 300,000 shares of its common stock. All of these shares, options and warrants were issued pursuant to Rule 506 of Regulation D.

Our Employees

Our executive offices are based in Burnsville, Minnesota, where we currently employ 7 people and we employ 17 people in total. We intend to expand significantly in 2002 and will actively seek, among others, full time customer support, accounting personnel and administrative staff to be based in Burnsville, Minnesota. See "Risk Factors - - We Depend on Current New Management Team and Need Additional Personnel to Grow Our Business."

Our Management

The following table sets forth the names and positions with the Company as of October 24, 2001, of all of the executive officers, directors and key employees of the Company after giving effect to the Exchange. Also set forth below is information as to the principal occupation and background for each named person in the table. See "Risk Factors - - We Depend on Current New Management Team and Need Additional Personnel to Grow Our Business."

Name                                    Age                   Position
Craig Potts                             30       President and Chief Executive
                                                 Officer and a director
Christopher Larson                      29       Chief Financial Officer and
                                                 Director
Russell Sampson                         42       Director

Craig Potts has been in the cash access industry for approximately ten years. Prior to starting CS in 1997, he was employed by another gaming cash access provider.

Chris Larson is a certified public accountant. Prior to joining CS in 1999, he was employed by a Minneapolis accounting firm.

Russell Sampson was the President and a principal of Northland Cable Constructors, Inc. ("NCC"). NCC performed aerial and underground construction for cable TV and telephone operators in the upper Midwest. Presently, he is the President of Sampson Farms, Inc, which raises and races thoroughbred horses, raises beef cattle and is involved in various farming activities. He is also a board member of the Minnesota Thoroughbred Association.

Properties

We currently lease premises at 3201 West County Road, Suite 106, Burnsville, Minnesota, of approximately 4,000 square feet of administrative and research and development space.

Legal Proceedings

Based on the discovery of a cash shortage from our ATMs, in 2001 we entered into a line of credit in the approximate amount of $412,000 with a bank. The line of credit requires interest at the bank's prime rate plus 2%, is secured by substantially all of our assets and the personal guarantee of Craig Potts, President and Chief Executive Officer and a director of the Company, and is due on demand or no later than March 2002.

We have filed suit, along with this bank, against an insurance company for approximately $420,000 related to the cash shortage from our ATMs which we believe is attributable to armor car services. We believe the above loss is covered by insurance.

Except for this claim, we are not involved in any claims or legal proceedings, nor have we been involved in any such proceedings that have had or may have a significant effect on our financial position.

                             Business

In accordance with the "plain English" guidelines provided by the Securities and Exchange Commission (the "SEC"), the Business description of the Company has been written in the first person.

Company History

We were formed in 1983. Between 1983 and April 30, 1993, we were involved in two unsuccessful ventures. On April 30, 1993, we ceased active operations and filed for bankruptcy under Chapter 7 of the U.S. Bankruptcy Code. We were discharged from bankruptcy on April 1, 1994, and have engaged in no active operations from that date through October 9, 2001. Since July of, 1996, we have been actively engaged in pursuing possible acquisition candidates. For a more detailed discussion of our history, see our report on Form 10-KSB for the year ended December 31, 1999. Our efforts culminated with the consummation of the Exchange.

On October 12, 2001, we acquired substantially all of the common stock of CS pursuant to the Exchange. Following the Exchange, our corporate name was changed to "Cash Systems, Inc."

Since being formed in 1997, CS has grown from a regional ATM company to a national provider of cash access services to the gaming and retail industries. Our products include credit/debit card cash advance, ATM and check cashing solutions (collectively, "Cash Access Services"). Presently, our Cash Access Services are utilized at over 160 gaming and retail locations nationwide.

OptiCash, Inc., a company owned by the two principal shareholders of CS, performed research and development for CS with respect to certain cash advance products and CS provided OptiCash, for a fee, with office space and warehouse space and various services. In June of 2001, CS acquired certain of OptiCash's assets for nominal consideration.

Products

We have developed three primary products: credit/debit card cash advance, ATM and check cashing solutions. These products are the primary means by which casinos make cash available to gaming customers. With regard to check cashing, we have partnered with Certegy, Inc. (formerly Equifax Check Solutions, Inc.) to integrate its point-of-sale check acceptance technology with our cash advance technology. The Certegy agreement is described in more detail below (see "Check Cashing"). We feel that CS has a distinct advantage in the cash access industry because it offers all three services.

Credit/Debit Card Cash Advance. In August 2000, we introduced our first credit/debit card cash advance ("CCCA") product. Since then, our CCCA products have been installed at over 25 casinos. Our CCCA products allow casino patrons to obtain cash from their credit card, or checking account in the case of debit transactions, through the use of our software and equipment.

In order to initiate a CCCA transaction, gaming patrons visit a CS kiosk located on the casino floor which houses a point-of-sale terminal equipped with CS software. The kiosk terminal will prompt the customer to swipe his/her credit or debit card and enter the dollar amount requested. The terminal will then dial the appropriate bank for an authorization or disapproval. If authorized, the terminal will direct the customer to a casino cage. Once at the cage, the customer will present his/her credit/debit card and driver's license. A cage cashier will swipe the credit/debit card in a CS terminal which communicates with the kiosk terminals. After finding the kiosk-approved transaction, the cage terminal will provide the cashier with three options in order to obtain the customer's address, driver's license and telephone number, which must be imprinted on each check. The first option is to swipe the customer's driver's license if it contains a magnetic strip. The second option is to manually enter the information into the terminal. The third option is to hand-write the information on the check. After one of the three options is selected, a printer attached to the cage terminal will generate a CS check. The cashier will give the customer cash in the amount requested after he/she signs the CS check. The CS check is then deposited by the casino into its account for payment from a CS account and CS debits the customer's credit card. This transaction can be accomplished without the gaming customer using a personal identification number (PIN). For credit card advances, customers pay a service charge typically between 6%-7%.

We estimate that CS is presently the fourth largest CCCA vendor in the gaming industry. Others include Global Cash Access, Imperial Bank and Game Financial. Each of these companies market a CCCA product. Global Cash Access has the largest share of the CCCA market.

We feel that we have a competitive edge for several reasons. First, in the near future, casinos will be able to access, on a daily basis, player tracking and other valuable information from CS' website We collect this data when a customer uses our CCCA product. This data will be available the following day, thereby allowing casinos to make more timely, well-informed marketing decisions. Our competitors provide this information monthly. Second, we feel that our CCCA products are easier to use for cage personnel. Our color, touch-screen terminals are produced by Hypercom, a highly respected manufacturer of point-of-sale equipment. Also, our CCCA software contains several unique features, such as the driver's license swipe described above, that make the cashier's job easier. Third, we believe CS has the ability to develop and implement new CCCA products faster than our competitors. This is crucial in order to gain an increased share of the CCCA market.

ATMs. As previously noted, we began as a regional provider of ATM services. Presently, our ATM services are used by retailers (primarily convenience and grocery stores) and casinos. We offer ATM customers a full menu of services. First, we process ATM transactions through ATM networks with whom we have licensing agreements. Second, CS is a reseller of ATMs. Third, through lease agreements, CS provides ATM vault cash, maintenance and armored car service.

The ATM services referenced above are not unique. However, within the next six months, CS hopes to develop an ATM that integrates its CCCA software into a single machine. This will enhance CS' ability to obtain a greater share of the gaming market because it will generate more dollars to the gaming floor. Also, CS hopes to build an ATM switch that would allow it to process ATM transactions at a lesser price, thereby increasing margins.

Check Cashing. CS offers two check cashing solutions to the gaming industry. First, it provides casinos with full service check cashing. With full service check cashing, we are given space within a casino to operate a check cashing business. Our employees manage the booth, our cash is used to cash checks, and we retain customer fees from check cashing. There are approximately 75 casinos utilizing the services of a full service check cashing vendor. We believe we have an advantage over others in the full service market due to its relationship with Certegy, which is described in more detail below. The advantage results from use of Certegy's check verification system, which we believe is unparalleled in the industry. In the gaming environment, Certegy has increased check cashing volume by significant amounts and reduced the volume and amount of returned checks. Also, checks are cashed in less time than our competitors. This means greater profitability for CS and its casino clients, as well as increased customer satisfaction.

The second option is check guarantee. In May 2001, we formed an alliance with Certegy. Under this agreement, the parties intend to integrate existing products into a single platform, develop new products and utilize each other's sales force. Also, there is a revenue sharing provision in the Certegy agreement. We believe that Certegy is one of the premier check guarantee companies in the world.

Management

The current officers of CS include Craig Potts, its founder, President and CEO, and Christopher Larson, its Chief Financial Officer. Mr. Potts has been in the cash access industry for approximately ten years. Prior to starting CS, Mr. Potts was employed by another gaming cash access provider. He has been instrumental in product development and obtaining new clients. Mr. Larson is a Certified Public Accountant. Prior to joining CS in 1999, Mr. Larson was employed by a Minneapolis accounting firm. Jack Kocienski is our Director of Sales. Previously, Jack held a similar position at another gaming cash access provider. See "Risk Factors - - We Depend On Current Management And Need Additional Personnel To Grow Our Business."

Objectives

Our goal is to gain a larger share of the casino Cash Access industry and to develop products outside the gaming environment.

Obtain Greater Casino Market Share. In order to increase market share in gaming, we must continue to develop our Cash Access products, relationships with business partners such as Certegy and its sales force. With regard to new Cash Access products, CS is creating a wireless credit/debit card cash advance application, a PC-based credit/debit card cash advance application and an ATM that integrates credit/debit card cash advance features.

CS is in its fifth month of a Joint Marketing Agreement with Certegy and has seen positive results. New casino clients have been added due to the efforts of Certegy's sales personnel. Also, CS has hired two sales representatives, Jack Kocienski and Janet Anderson, who have a great deal of experience in the cash access industry.

Non-gaming Products. CS is considering an initiative to develop several non-gaming products, including one commonly referred to as a smart card. Our intended version of this product would allow non-banking customers to deposit funds into an omnibus account controlled by CS and use a smart card issued by CS to obtain such funds at an ATM or make point of sale purchases.

Capital Requirements

With CS' business model, there are three areas requiring significant amounts of capital: (i) full service check cashing operations; (ii) the purchase of equipment; and (iii) product development. In order to meet these needs, we intend to seek both equity and debt financing. With regard to equity financing, we hope to complete one or two private placements, raising a total of $3,000,000 to $7,000,000 within the next six months. There can be no assurances that we will raise these funds. See "Risk Factors - - Our Growth And Operating Results Could Be Impaired If We Are Unable To Meet Future Capital Requirements" and "ACQUISITION AND DISPOSITION OF ASSETS -- Description of Securities - - Private Placements."

The Casino Gaming Market

Casino gaming in the United States has expanded significantly in recent years. Once found only in Nevada and New Jersey, casino gaming has been legalized in numerous states, including in land-based casinos on Indian lands and elsewhere, and on riverboats and dockside casinos. The growth in gaming has resulted from legalization of gaming in additional jurisdictions and the opening of new casinos in existing markets, as well as from an overall increase in gaming activity.

The geographic expansion of casino gaming is not expected to continue at the rate experienced in recent years. In particular, we believe that the number of states which permit gaming on Native American land will not increase significantly in the future. Future growth is expected to result principally from increased gaming in jurisdictions which currently permit casino gaming.

The expansion of casino gaming has generated a corresponding demand for ancillary services, including cash access services in casinos. While some casino operators provide such services directly, in most casino cash access services are provided by third parties pursuant to contracts with the casino operator. We believe that the principal objective of casino operators in providing or arranging for such services is to promote gaming activity by making funds available to casino customers on a convenient basis. In some cases, however, the casino operator may view such services as a potential profit center separate from the gaming operations.

Our business currently is concentrated in the casino industry and we contemplate that our operations will continue to be focused on operations in casinos and other gaming locations. Accordingly, a decline in the popularity of gaming, a reduction in the rate of expansion of casino gaming, changes in laws or regulations affecting casinos and related operations, or other adverse changes in the gaming industry would have a material adverse effect on our operations.

Increased competition has prompted casino operators to seek innovative ways to attract patrons and increase the frequency of return visits. We believe that efficient and confidential access to cash for casino patrons contributes to increased gaming volume. Credit/debit card cash advances, check cashing and ATMs are the three primary methods used by casinos to provide their patrons with quick and efficient access to cash. Virtually all casinos in the United States currently offer at least one of these services on their premises. While some casino operators provide such services themselves, most casinos' cash access services are provided by third parties pursuant to contracts with the casino operators. For information on our competitors, see "Risk Factors - - We Face Competitors With Substantially Greater Resources Than We Have."

Customer Profile

As mentioned above, there are no boundaries when identifying potential casino customers. We have the ability to process CCCA transactions all over the world. In the near future, we will focus our marketing efforts on Native American, Las Vegas and other commercial properties, and riverboats. The following are some of our clients as of September 30, 2001:

     Alton Belle Casino, Alton, IL
     Autotote Enterprises, Inc., New Haven, CT
     Belle of Sioux City, Sioux City, IA
     Casino Omaha, Onawa, IA
     Crystal Palace Casino, Bahamas
     Frontier Hotel & Casino, Las Vegas, NV
     Golden Eagle Casino, Horton, KS
     Grand Portage Casino, Grand Portage, MN
     Jackpot Junction, Morton, MN
     Klondike Casino, Las Vegas, NV
     Klondike Casino, Henderson, NV
     Lac Vieux Desert Casino, Watersmeet, MI
     Mark Twain Casino, LaGrange, MO
     Normandie Casino, Gardena, CA
     Prairie Meadows, Altoona, IA

We also provide Cash Access services to vendors who themselves contract directly with casinos for such services. Such clients include Chex Services (d/b/a FastFunds) and Cash-Data (d/b/a BankPlus). Through relationships with Chex Services and Cash-Data, we provide Cash Access services to the following casinos:

     Canterbury Park, Shakopee, MN
     Chip-Ins Casino, Harris, MI
     Dejoup Bingo & Casino
     Four Bears Casino, New Town, ND

     Ho-Chunk Casino, Baraboo, WI
     Isleta Casino, Albuquerque, NM
     Lake of the Torches Casino, Lac du Flambeau, WI
     LCO Casino, Hayward, WI
     Majestic Pines Casino, Black River Falls, WI
     Oh-Kay Casino, San Juan Pueblo, NM
     Rainbow Casino, Nekoosa, WI
     Rosebud Casino, Valentine, NE
     San Felipe Hollywood Casino, San Felipe, NM
     Sportsman's Park, Cicero, IL

We operate our cash access services pursuant to agreements with the operators of the host casinos or vendors, as described above. Such agreements typically have initial terms of one to five years, with renewal clauses. In most of the agreements, either party may cancel the agreement with cause if the breach is not cured within thirty days. We rely principally on our relationship with the casino operators rather than on the terms of our contracts for the continued operation of our cash access services. While there can be no assurance that the agreements will be renewed after their initial terms, we believe our relationships with the casinos in which we operate are good and do not anticipate cancellations of the existing agreements.

We are providing ATM and/or CCCA services to Chex Services at several casino locations without existing written contracts, but have an ongoing relationship that should continue in the foreseeable future. We are presently pursuing a written agreement with Cash Data for our ATM and CCCA services at the Ho-Chunk Nation casinos. We have been providing such services since May 1, 2001. Although we would see a significant reduction in revenue if our relationship with either Chex Services or Cash Data were terminated, we do not expect that this will happen in the near future.

Government Regulation

Many states require companies engaged in the business of providing cash access services or transmitting funds to obtain licenses from the appropriate state agencies. Certain states require companies to post bonds or other collateral to secure their obligations to their customers in those states. State agencies have extensive discretion to deny or revoke licenses. We have obtained the necessary licenses and bonds to do business in the states where we currently operate, and will be subject to similar licensing requirements as we expand our operations into other jurisdictions. While there can be no assurance that we will be able to do so, we anticipate that we will be able to obtain and maintain the licenses necessary for the conduct of our business.

Many suppliers to Native American casinos are subject to the rules and regulations of the local tribal gaming commission. These gaming commissions have authority to regulate all aspects of casino operations, including vendor selection. Some gaming commissions require vendors to obtain licenses and may exercise extensive discretion to deny or revoke licenses. We have obtained the necessary licenses or approvals from the appropriate tribal gaming commissions where we operate. While there can be no assurance that we will be able to do so, we anticipate that we will be able to obtain and maintain the licenses and approvals necessary for the conduct of our business.

Our business may also be affected by state and federal regulations governing the gaming industry in general. Changes in the approach to regulation of casino gaming could affect the number of new gaming establishments in which we may provide cash access services. See "Risk Factors - - We Are Subject To Regulation By Gaming Authorities."

                           Risk Factors

You should carefully consider the risks described below before making an investment decision in our company. The risks and uncertainties described below are not the only ones facing our company and there may be additional risks that we do not presently know of or that we currently deem immaterial. All of these risks may impair our business operations. This document also contains forward-looking statements that involve risks and uncertainties and actual results may differ materially from the results we discuss in the forward-looking statements. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

In accordance with "plain English" guidelines provided by the SEC, the risk factors have been written in the first person.

WE HAVE A HISTORY OF LOSSES AND HAVE MADE A SMALL PROFIT DURING 2000 AND THE FIRST NINE MONTHS OF 2001

We introduced our Cash Access product in the third quarter of 2000 and currently operate facilities in over 25 casinos. We lost money from 1997 through 1999. In 2000, we made a small profit. For the first six months of this year, we have also made a small profit. There can be no assurance that our recent operations are indicative of the results to be expected as we seek to expand our operations. Our future success will depend on our ability to maintain existing contracts with casino operators, obtain additional contracts and operate at new locations on a basis consistent with our existing locations. There can be no assurance that we will be able to maintain our existing contracts or obtain such additional contracts, or that the terms of any additional contracts will be as beneficial to us as the contracts for its existing facilities.

WE ARE DEPENDENT FOR A SIGNIFICANT AMOUNT OF OUR BUSINESS FROM TWO CUSTOMERS

As discussed above (see "Customer Profile"), a large percentage of our revenue is derived from agreements with Chex Services and Cash-Data. Therefore, any adverse change in our relationship with Chex Services or Cash-Data would have a material adverse effect on our business.

MOST OF OUR AGREEMENTS WITH CASINOS ARE OF A SHORT DURATION AND MAY NOT BE
RENEWED

Our agreements with casino operators typically have initial terms of one to five years, with renewal clauses. There can be no assurance that our other contracts will be renewed. We rely principally on our relationship with the casino operators, rather than on the terms of our contracts, for the continued operation of our funds transfer services. Our agreement with Certegy is for two years. There can be no assurance that Certegy will renew this agreement.

In addition, we have entered into agreements with Indian tribes. Indian tribes in the United States generally enjoy sovereign immunity from lawsuits, similar to that of the United States government. The law regarding sovereign immunity is unsettled. If any Indian tribe defaults and successfully asserts its right of sovereign immunity, our ability to recover our investment, or originate and sell future Indian gaming transactions, could be materially adversely affected.

IN ORDER TO MEET OUR REVENUE PROJECTIONS, WE WILL HAVE TO SUBSTANTIALLY EXPAND OUR BUSINESS

Our plan of operation contemplates the addition of several casinos clients. Presently, we do not have contracts and have not identified the locations for such additional operations. Implementation of our plan will also be dependent on our ability to obtain new contracts with casino operators. We believe that significant lead time may be involved in obtaining such contracts and there can be no assurance that we will be successful in obtaining such additional contracts.

OUR GROWTH AND OPERATING RESULTS COULD BE IMPAIRED IF WE ARE UNABLE TO MEET OUR FUTURE CAPITAL REQUIREMENTS

Additional capital is required in order to expand our business. We plan to seek additional funding in the form of equity or debt, or a combination thereof, within the next 12 months to meet the cash requirements of our business. See "ACQUISITION AND DISPOSITION OF ASSETS -- Description of Securities - - Private Placements." We cannot be certain that additional funds will be available on satisfactory terms when needed, if at all. Our future capital needs depend on many factors, including the development of new products and equipment requirements for new contracts.

The various elements of our business and growth strategies, including our plans to support fully the release of our CCCA services, our introduction of new products and services and our investments in infrastructure (such as the ATM switch) will require additional capital. If we are unable to raise additional necessary capital in the future, we may be required to curtail our operations significantly or obtain funding through the relinquishment of significant technology or markets. Also, raising additional equity capital would have a dilutive effect on existing stockholders.

ANY EXPANSION OF OUR OPERATIONS MAY REQUIRE ADDITIONAL EXPENSES, AND THESE EFFORTS MAY STRAIN OUR MANAGEMENT, FINANCIAL AND OPERATIONAL RESOURCES

If we cannot effectively manage our growth, our ability to provide services will suffer. Our reputation and our ability to attract, retain and serve our customers depend upon the reliable performance of our CCCA service, check products and our ATMs, as well as our infrastructure and systems. We have a limited basis upon which to evaluate the capability of our systems to handle controlled or full commercial availability of our products and services. We anticipate that we will expand our operations significantly in the near future, and further expansion will be required to address the anticipated growth in our user base and market opportunities. To manage the expected growth of operations and personnel, we will need to improve existing and implement new systems, procedures and controls. In addition, we will need to expand, train and manage an increasing employee base. We will also need to expand our finance, administrative and operations staff. We may not be able to effectively manage this growth. Our planned expansion in the near future will place, and we expect our future expansion to continue to place, a significant strain on our managerial, operational and financial resources. Our planned personnel, systems, procedures and controls may be inadequate to support our future operations. If we are unable to manage growth effectively or experience disruptions during our expansion, our business will suffer and our financial condition and results of operations will be seriously affected.

IF WE ARE UNABLE TO COMPETE SUCCESSFULLY, OUR REVENUES AND OPERATING RESULTS WILL SUFFER

The market for cash access services is competitive. The principal competitive CCCA products are offered by Global Cash Access, Imperial Bank and Game Financial. In addition, there may be CCCA products and services being developed by competitors that we may not be aware of.

WE ARE DEPENDENT ON THE GAMING INDUSTRY

Our business currently is concentrated in the casino gaming industry, and our plan of operation contemplates that we will continue to be focused on operations in casinos and other gaming locations. Accordingly, a decline in the popularity of gaming or the rate of expansion of the gaming industry, or the occurrence of other adverse changes in the gaming industry, would have a material adverse effect on operations.

WE FACE COMPETITORS WITH SUBSTANTIALLY GREATER RESOURCES THAN WE HAVE

We have focused to a large extent on providing Cash Access Services to the gaming industry. In the Cash Access Services market, we compete primarily with Global Cash Access, Imperial Bank and Game Financial. These companies are significantly larger and have substantially greater resources than we have.
It is possible that new competitors may engage in Cash Access Services, some of which may have greater financial resources than we have. If we face significant competition, it may have a material adverse effect on our business, financial condition and results of operations. We cannot predict whether we will be able to compete successfully against current and future competitors.

WE DEPEND ON MARKET ACCEPTANCE OF OUR PRODUCTS AND SERVICES

We believe that our ability to increase revenues, cash flow and profitability will depend, in part, upon continued market acceptance of our products and services, particularly our CCCA, ATM and check cashing products. We cannot predict whether market acceptance of our products and services will continue. Changes in market conditions in the gaming industry and in the financial condition of casino operators, such as consolidation within the industry or other factors, could limit or decrease market acceptance of our products and services. Most of our business is based on one to five year agreements with casino operators. We have been successful in renewing these agreements and in attracting new customers. Insufficient market acceptance of our products and services could have a material adverse effect on our business, financial condition and results of operations.

WE FACE COLLECTION RISKS IN CASHING CHECKS

Companies engaged in the funds transfer business face certain collection risks, especially with respect to check cashing services. We attempt to minimize collection risks by utilizing the check guarantee services of Certegy, as well as disciplined procedures in processing transactions. Nevertheless, our operations would be adversely affected by any material increase in aggregate collection losses. We cannot predict whether we will incur significant losses with respect to our check cashing services in the future or whether such losses would have a material adverse effect on our financial condition.

WE ARE SUBJECT TO REGULATION BY GAMING AUTHORITIES

We and other entities engaged in the funds transfer business are subject to licensing and regulation in many states. Regulators have significant discretion to deny or revoke licenses. In addition, government laws and regulations may include limitations on fees charged to consumers for funds transfer services. Changes in laws and regulations could have a material, adverse effect on our operations.

WE DEPEND ON CURRENT MANAGEMENT AND NEED ADDITIONAL PERSONNEL TO GROW OUR
BUSINESS

Our operations are materially dependent upon the services of Craig Potts, our President and Chief Executive Officer. Mr. Potts does not have an employment agreement or a non-compete agreement with us. The loss of the services of Mr. Potts would have a material adverse effect on our business. We do not maintain insurance on the life of Mr. Potts.

Furthermore, in order to grow the business, we will need to hire key management and administrative personnel There can be no assurance that we will successfully assimilate newly hired employees or that we can successfully locate, hire, assimilate and retain qualified key personnel. The loss of any key employee or our inability to attract or retain other qualified employees could have a material adverse effect on our results of operations and financial condition.

WE ARE CONTROLLED BY CURRENT MANAGEMENT

Our directors and executive officers beneficially own over 86% of our outstanding shares of common stock. Because of such ownership, management will be able to control our affairs, including the election of the entire board of directors. Such ownership could discourage acquisitions of large blocks of our shares, could depress the price of our common stock and could possibly deter any potential purchaser of us.

WE DO NOT PLAN ON PAYING CASH DIVIDENDS FOR THE FORESEEABLE FUTURE

We intend to retain earnings (if any) to finance the expansion of its business, and do not intend to pay cash dividends on our Common Stock for the foreseeable future (see "Dividends," above).

THERE HAS BEEN NO PUBLIC MARKET FOR OUR SECURITIES

Although we expect a market to develop in our common stock, there can be no assurance that a significant trading market will develop, or if developed, that it will be sustained.

PROVISIONS OF OUR CERTIFICATE OF INCORPORATION, REGULATORY STATUTES WE ARE SUBJECT TO AND DELAWARE LAW COULD DISCOURAGE POTENTIAL ACQUISITION PROPOSALS AND DELAY OR PREVENT CHANGE IN CONTROL

Many of the regulatory authorities that may license us and many of the Indian tribes we may do business with will perform background checks on our directors, officers and principal shareholders. As a consequence, we intend to recommend to shareholders that we amend our Certificate of Incorporation to provide that a person may not hold 5% or more of our stock without first agreeing to consent to a background investigation, provide a financial statement and respond to questions from gaming regulators and/or Indian tribes (see "We Are Controlled By Current Management," above). In addition, if you hold less than 5% of our stock, you could also be subject to the same requirements by regulatory agencies that license us or Indian tribes we do business with. Such ownership limitations could discourage acquisition of large blocks of our securities, could depress the price of our common stock and could possibly deter any potential purchaser of us.

Our directors may be subject to investigation and review by gaming regulators in jurisdictions where we are licensed or have applied for a license. Such investigation and review of our directors may have an anti-takeover effect.

As a Delaware corporation, we are subject to an "anti-takeover" provision of the Delaware General Corporation Law. This provision and the power to issue additional stock may, in certain circumstances, deter or discourage takeover attempts and other changes in control of us that are not approved by the Board. See "ACQUISITION AND DISPOSITION OF ASSETS -- Description of Securities," for a discussion of these provisions.

Safe Harbor Statement

Statements made in this Form 8-K which are not purely historical are forward-looking statements with respect to the goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and business of the Company, including, without limitation, (i) our ability to gain a larger share of the casino Cash Access Service industry, our ability to continue to develop products acceptable to the casino industry and products outside the gaming industry, our ability to retain relationships with casino owners Certegy, Cash Data and Chex Services, and our ability to raise capital and the growth of the casino industry, and (ii) statements preceded by, followed by or that include the words "may", "would", "could", "should", "expects", "projects", "anticipates", "believes", "estimates", "plans", "intends", "targets" or similar expressions.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, in addition to those contained in the Company's reports on file with the SEC: general economic or industry conditions, nationally and/or in the communities in which the Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, changes in the casino industry, the development of products that may be superior to the products offered by the Company, demand for financial services, competition, changes in the quality or composition of the Company's products, our ability to develop new products, our ability to raise capital, changes in accounting principals, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting the Company's operations, products, services and prices.

Accordingly, results actually achieved may differ materially from expected results in these statements. Forward-looking statements speak only as of the date they are made. The Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

                     Description of Securities

Common Stock

Under the Certificate of Incorporation of the Company (the "Certificate"), the authorized capital stock of the Company consists of 50,000,000 shares of, $.001 par value per share, common stock. All shares have equal voting rights. Voting rights are not cumulative, and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the Directors (see "Risk Factors - - We Are Controlled By Current Management"). Following the Exchange, the Company had 11,650,000 shares issued and outstanding, 321,000 shares of common stock reserved for issuance upon the exercise of Company warrants, 640,000 shares reserved for issuance upon the conversion of Company notes and 300,000 shares reserved for issuance upon the exercise of Company options. The remaining unissued and unreserved shares of Company common stock may be issued at the discretion of the Board of Directors (see "Private Placements," below). The power to issue additional shares and the Delaware anti-takeover provision discussed below (see "Delaware Law Affecting Business Combinations," below) may, in certain circumstances, deter or discourage takeover attempts and other changes of control of the Company that are not approved by the Board.

Upon liquidation, dissolution or winding up of the Company, the assets of the Company, after the payment of liabilities will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any securities of the Company and have no right to require the Company to redeem or purchase their shares. Holders of common stock are entitled to share equally in dividends when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor. The Company has not paid any cash dividends on the common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

Convertible Notes; Warrants

Assuming all of the holders of the CS notes and warrants exchange them for comparable notes and warrants of the Company, the Company will assume notes of CS totaling in the principal amount $800,000. These notes will be convertible (at the Company's option) into 640,000 shares of Company common stock at a rate of $1.25 per share, will be due in June or July of 2002, and carry an interest rate of 12.5%.. In addition, the Company will issue warrants for 311,000 shares of Company common stock. The warrants expire on July 12, 2006 (warrants for 165,000 shares), and July 13, 2006 (warrants for 156,000 shares), and have an exercise price of $1.50 per share.

At the Closing and as part of the Exchange, the Company agreed to issue a warrant exercisable for 27,500 shares of common stock to Equity Securities in exchange for a comparable warrant issued by CS. The Company warrant when issued will be immediately exercisable, will have an exercise price of $1.50 per share and will expire on July 12, 2006. Equity Securities received the CS warrant for assisting CS in selling convertible notes and warrants. At the Closing and as part of the Exchange, the Company also agreed to issue to CCM a warrant for 156,000 shares of Company common stock for a comparable warrant issued by CS. The Company warrant when issued will be immediately exercisable, will expire on July 13, 2006 and will have an exercise price of $1.50 per share. The CS warrant was issued to CCM when CCM purchased a convertible note from CS, which note will be converted into a note of the Company as part of the Exchange.

The exercise price of the warrants is subject to adjustment in certain circumstances, including a stock split of, or stock dividend on, or a subdivision, combination, or recapitalization of the common stock. In the event of liquidation, dissolution or winding up of the Company, holders of the warrants, unless exercised, will not be entitled to participate in the assets of the Company. Holders of the warrants will have no voting, preemptive, liquidation or other rights of a stockholder, and no dividends will be declared on the warrants.

See "Private Placements" for a discussion of the possible issuance by the Company of additional convertible notes and warrants.

Options

Effective upon the Exchange, the CS Plan was adopted by the Company. Following the adoption of the CS Plan, the Company assumed the obligations of outstanding options granted to certain CS employees and non-employee director under the CS Plan. These outstanding option obligations include option grants to Craig Potts (the Chief Executive Officer and President and a director of the Company), Christopher Larson (the Chief Financial Officer and a director of the Company) and Russell Sampson (a director of the Company) for 100,000, 25,000 and 25,000 shares of Company common stock, respectively. The option exercise price is

$1.38, $1.28 and $1.25 per share, respectively, and all of such options are fully vested. In addition, in connection with the Exchange, the Company assumed stock options granted to an employee and an outside consultant of the Company, exercisable for 150,000 shares of Company common stock at exercise prices of $1.25 per share (100,000 shares) and $.10 per share (50,000 shares). One half of these options are fully vested and the balance will vest on September 26, 2002.

Delaware Law Affecting Business Combinations

The Delaware General Corporation Law (the "DGCL") prohibits the Company from engaging in a business combination (as defined by the DGCL) with an Interested Stockholder (a person who owns, directly or indirectly, 15% or more of the Company's voting stock) for a three year period from the date (the "Acquisition Date") the person became an Interested Stockholder unless: (a) prior to the Acquisition Date, the Company's Board of Directors approved the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder; (b) upon consummation of the transaction in which the stockholder becomes an Interested Stockholder, the stockholder owns at least 85% of the Company's voting stock (that is, a non-interested stockholder must acquire at least 85% of the voting stock in one transaction), excluding stock held by officers and directors and employee stock plans in which participants do not have the right to determine confidentially whether shares held by the plan will be tendered in an exchange offer or a tender offer; or (c) on or after the Acquisition Date, the business combination is approved: (i) by the Company's Board of Directors, and (ii) by the Company's stockholders, at a meeting duly called, provided that stockholders owning at least two-thirds of the Company's voting stock approve the business combination. When determining whether the two-thirds vote requirement has been satisfied, voting stock held by the Interested stockholder is not included. The Exchange was approved by the Company's Board of Directors prior to the Acquisition Date for the Exchange.

Limitation of Director Liability; Director Indemnification

The Delaware General Corporation Law authorizes corporations to limit the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of a director's fiduciary duty of care. Although the statute does not change a director's duty of care, it enables corporations to limit available relief to equitable remedies, such as injunction or recision. The legislation has no effect on director's liability for breach of the director's duty of loyalty; acts or omissions not in good faith or involving intentional misconduct or known violations of law; illegal distributions by a corporation in violation of Delaware law; and approval of any transactions from which the directors derive an improper personal benefit. The Company has been informed that, in the opinion of the Securities and Exchange Commission, the statute will have no effect on indemnification for liabilities arising under federal securities laws. The Company intends to recommend to its shareholders that the Certificate be amended to include such a provision (see "Risk Factors - - We Are Controlled By Current Management").

Under the DGCL, the Company may indemnify any person who was or is a party to an action (other than an action by or in the right of the Company) against all expenses, liability and loss reasonably incurred or suffered by such person in connection with his or her activities as a director or officer of the Company or as a director or officer of another company, if the director or officer held such position at the request of the Company. The DGCL requires that such director, officer, employee or agent, in order to be indemnified, must have acted in good faith and in a manner reasonably believed to be not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, did not have reasonable cause to believe his conduct would be unlawful. The DGCL permits the Company to indemnify a person against expenses incurred in connection with the defense or settlement of any action by or in the right of the Company if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. However, if a person is judged liable to the Company, indemnification is only permitted to the extent the court deems proper.

The DGCL also provides that the indemnification provisions are not exclusive of any other right which a person seeking indemnification may have or later acquire under any statute, provision of the Certificate, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Transfer Agent and Registrar

American Register and Transfer Company, 342 East 900 South, Salt Lake City, Utah 84111, is the Transfer Agent and Registrar for the Common Stock of the Company.

Private Placements

The Company has engaged Equity Securities to assist it in undertaking (within 60 days of the Closing) the Private Placement of between approximately 1.5 and
3.0 million shares of the Company's common stock, hoping to raise between $3.0 million and $7.0 million, pursuant to the terms of an Agency Agreement attached hereto as Exhibit 2.7. Equity Securities will use its best efforts to sell the shares in the Private Placement. The Company may issue warrants in connection with the Private Placement but is not obligated to do so. The Company will be obligated to register these shares with the SEC on a registration statement which must be filed within 45 days of the closing of the Private Placement. The issuance of these shares will have a dilutive effect on existing shareholders.

Equity Securities will receive a commission of 10% of the purchase price on all shares sold in the Private Placement (the "Purchase Price"), plus, as reimbursement for its expenses, an expense allowance equal to 3% of the Purchase Price. Equity Securities will also receive a warrant entitling it to purchase from the Company 150,000 shares of common stock for $2.40 per share (subject to adjustment).

The Company has also engaged Equity Securities to assist it in the sale of up to 400,000 shares of common stock for $1.25 per share along with one-quarter of a warrant to purchase an additional share of common stock for $1.50 per share for each share purchased in this offering. The Company will be obligated to register these shares with the SEC on a registration statement following the closing of the Private Placement. Equity Securities will receive a commission equal to 10% of the offering proceeds and an expense reimbursement equal to 3% of such proceeds and a warrant to purchase 50,000 shares of common stock for $1.50 per share.

Company is negotiating to sell a convertible note. The note will be for up to $500,000 and carry an interest rate of 12.5% and will be due in October of 2002. The note will be convertible at the holder's option into shares of common stock of the Company at a rate of $2.00 per share. The note will be secured by certain assets of the Company and the personal guarantee of Craig Potts, the President and Chief Executive Officer and a director of the Company. In addition, the lender will receive a warrant to purchase up to 125,000 shares of common stock for $2.00 per share which will be exercisable immediately upon issuance and will expire in October of 2006. Equity Securities has assisted the Company in locating this funding source. For its services, Equity Securities will receive a fee of $65,000 plus a warrant to purchase 50,000 shares of Company common stock which will be exercisable immediately upon issuance with an exercised price of $2.40 per share and will expire in October of 2006.

At the Closing and as part of the Exchange, the Company agreed to issue its warrant exercisable for 27,500 shares of common stock for $1.50 per share to Equity Securities in exchange for a comparable warrant issued by CS to Equity Securities. Equity Securities received the CS warrant for assisting CS in selling convertible notes and warrants.

Registration Rights

Pursuant to the Agreement, the Company is obligated to file a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement will register 793,026 shares of common stock of the Company issued and outstanding immediately prior to the Closing; 1,200,000 shares of Company common stock issued to certain CS stockholders as part of the Exchange; all shares of common stock issuable upon the exercise of Company options issued as part of the Exchange; all shares of common stock issuable upon the exercise of Company warrants issued as part of the Exchange; all shares issuable upon the conversion of Company convertible notes issued as part of the Exchange, and all shares issued in the Private Placement. The Company, at its sole cost and expense, will file the Registration Statement and resale prospectus covering these shares with the SEC. The Company must file it within 150 days of the closing of the Private Placement. The Company must use its "best efforts" to have the SEC declare this Registration Statement effective within 180 days of such closing. The Company must take such steps as are necessary to keep the Registration Statement effective until the earlier of (i) the date that all shares covered by the Registration Statement have been sold or (ii) one year from the date of the closing of the Private Placement.

Lock-Up/Leak Out Agreement

The Company and certain of its shareholders (the "Shareholders"), holders of 1,541,735 shares of Company common stock, have entered into a Lock-up/Leak-out Agreement pursuant to which they have agreed to lock up these shares of common stock (the "Group Shares") for a period of 18 months from the date of the Exchange. (A copy of this agreement is set out as Exhibit 2.2 to this Form 8-K. The list of Shareholders is contained in Exhibit A to the agreement.) For an 18 month period following the Exchange, the Shareholders as a group may only sell the Group Shares in blocks of 10,000 or less per transaction and at a price greater than or equal to $2.00 per share and only at the "ask" price (but not the "bid" price) for the common stock. The maximum amount the Shareholders as a group may sell during this period is 20% of the Group Shares or 308,347 shares of common stock in any consecutive three month period; however, the resale of 793,026 of these shares is subject to prior registration with the SEC; and some of these shares along with 160,987 shares issued to the principals of CCM are held in escrow subject to the Stock Escrow Agreement discussed below. If less than 20% of the Group Shares are sold during any three month period, the difference between 20% of the Group Shares and the amount actually sold may be sold during any subsequent three month periods.

The Company may waive any of the above restrictions if such waiver is beneficial to the Company or will facilitate an orderly trading market for the common stock.

Stock Escrow Agreement

At the time of the Closing and pursuant to the Agreement, the Company entered into a Stock Escrow Agreement with CCM, with Leonard W. Burningham serving as escrow agent (the "Escrow Agent"). (A copy of this agreement is set out as Exhibit 2.3 to this Form 8-K.) As obligated by the Stock Escrow Agreement, CCM and/or its affiliates deposited 771,513 shares of Company common stock with the Escrow Agent at the time of the Closing. The Stock Escrow Agreement provides that if the Company is unable to raise at least $3,000,000 in the Private Placement or if less than $3,000,000 is raised and the Company declines, in its sole discretion, to take such proceeds, the shares will be forfeited by the Escrow Agent to the Company. If $3,000,000 is raised (or if less than $3,000,000 is raised and the Company, in its sole discretion, accepts any of such proceeds) or if the offering fails due to the fault of the Company (as set forth in the Stock Escrow Agreement), the shares will be distributed by the Escrow Agent to CCM and/or its affiliates.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

Effective October 19, 2001, the Company dismissed Mantyla McReynolds, Salt Lake City, Utah, as its independent accountants ("Mantyla"), and engaged Virchow Krause & Company, LLP as the Company's new independent accountants ("VKC"). The dismissal of Mantyla and the retention of VKC was approved by the Company's Board of Directors.

Prior to the engagement of VKC, neither the Company nor anyone on its behalf consulted with such firm regarding the application of accounting principles to a specified transaction, either completed or uncompleted, or type of audit opinion that might by rendered on the Company's financial statements.

Mantyla audited the Company's financial statements for the years ended December 31, 1999 and 2000. Mantyla's report for such period did not contain an adverse opinion or a disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles except as to the Company's ability to continue as a going concern.

During the period from January 1, 2001 to October 19, 2001 and the years ended December 31, 1999 and 2000, there were no disagreements with Mantyla on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure, which disagreements, if not resolved to the satisfaction of Mantyla, would have caused such firm to make reference to the subject matter of the disagreements in connection with its reports on the Company's financial statements. In addition, there were no such events as described under Item 304 of Regulation S-B during the fiscal years ended December 31, 1999 and 2000 and the subsequent interim periods through October 19, 2001.

Mantyla has furnished to the Company with a letter addressed to the SEC stating there were no disagreements between the Company, whether resolved or not resolved, on any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure. A copy of Mantyla's letter is attached as an exhibit to this report.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND RESULTS.

     a.   Financial Statements of Business Acquired

          The financial statements of Cash Systems, Inc. for the six months ended June 30,2001, will be provided within 75 days from the date of this Report or by December 26, 2001.

          Cash Systems, Inc.

          Report of Independent Public Accountants               F-1
          Balance Sheets as of December 31, 2000 and 1999        F-2
          Statements of Operations for the years ended December
          31, 2000 and 1999                                      F-3
          Statements of Stockholders' Equity (Deficit) for the
          years ended December 31, 2000 and 1999                 F-4
          Statements of Cash Flows for the years ended December
          31, 2000 and 1999                                      F-5
          Notes to Financial Statements                  F-6 to F-10

             REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Cash Systems, Inc.:

We have audited the accompanying balance sheets of Cash Systems, Inc. as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cash Systems, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                s/ Virchow, Krause & Company, LLP


Minneapolis, Minnesota
September 4, 2001

                        CASH SYSTEMS, INC.
                          BALANCE SHEETS
                    DECEMBER  31,2000 AND 1999

                              ASSETS
                                                    2000          1999
Current assets:
Cash                                             $   45,469      $   48,975
Cash in automatic teller machines                         0       1,372,394
Receivables - related parties                       184,794          23,552
Current portion of note receivable                    1,916           1,528
Other receivable                                     19,332               0
Employee advances                                     9,128           7,326
                                                 ----------      ----------
   Total current assets                             260,639       1,453,775
                                                 ----------      ----------

Property and equipment, net                         439,708         464,471
                                                 ----------      ----------
Other assets:
Deposits                                              1,154           1,154
Note receivable, net of current portion               5,576           7,492
                                                 ----------      ----------
   Total other assets                            $  707,077      $1,926,892
                                                 ==========      ==========

          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Note payable - bank                              $        0      $1,372,394
Note payable - stockholder                          100,522          45,694
Current portion of long-term debt                   140,396         143,745
Current portion of capital lease  obligations         5,346           4,174
Accounts payable - trade                            119,829          76,872
Accrued expenses                                     27,536          21,268
                                                 ----------      ----------
   Total current liabilities                        329,629       1,664,147

Long-term debt, net of current portion              273,449         281,658
Capital lease  obligations, net of current portion   15,788          21,448
                                                 ----------      ----------
   Total liabilities                                682,866       1,967,253
                                                 ----------      ----------

Stockholders' equity ( deficit):
Common stock, no par value, 2,000,000 shares
authorized, 2,000,000 and  1,800,000 shares
issued and outstanding                               11,000           1,000
Retained earnings (deficit)                          13,211         (41,361)
                                                 ----------      ----------
   Total stockholders' equity (deficit)              24,211         (40,361)
                                                 ----------      ----------
                                                 $  707,077      $1,926,892
                                                 ==========      ==========

         See accompanying notes to financial statements.

                        CASH SYSTEMS, INC.
                     STATEMENTS OF OPERATIONS
          FOR THE YEARS ENDED DECEMBER  31,2000 AND 1999

                                               2000               1999
                                          Amount   Percent  Amount  Percent
Automatic teller machines commissions
and sales                              $1,463,247    100.0  $600,109   100.0
                                       ----------    -----  --------   -----
Operating expenses:
Commissions                               482,934     33.0   178,139    29.7
Financing costs                           208,691     14.3   101,131    16.8
Depreciation and amortization              80,475      5.5    56,200     9.4
Armored carrier services                  172,122     11.8    60,210    10.0
Payroll and related taxes                  95,027      6.5    85,599    14.3
Other                                     363,736     24.8   162,925    27.1
                                       ----------    -----  --------   -----
    Total operating expenses            1,402,985     95.9   644,204   107.3

Income (loss) from operations              60,262      4.1   (44,095)   (7.3)

Interest expense                            5,690      0.4         0     0.0
                                       ----------    -----  --------   -----
Income (loss) before income taxes          54,572      3.7   (44,095)   (7.3)

Provision for income taxes                      0      0.0         0     0.0

Net income (loss)                      $   54,572      3.7  $(44,095)   (7.3)

See accompanying notes to financial statements.

                        CASH SYSTEMS, INC.
           STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
         FOR THE YEARS ENDED DECEMBER  31, 2000 AND 1999

                                                    Retained
                                 Common Stock       Earnings
                              Shares      Amount    (Deficit)       Total
Balance- December 31, 1998   1,800,000    $1,000     $  2,734    $   3,734

Net loss                             -         -      (44,095)     (44,095)
                             ---------   -------     --------    ---------
Balance- December 31, 1999   1,800,000     1,000      (41,361)     (40,361)

Issuance of common stock for
services rendered              200,000    10,000            -       10,000

Net income                           -         -       54,572       54,572
                             ---------   -------     --------    ---------
Balance- December  31, 2000  2,000,000   $11,000     $ 13,211    $  24,211
                             =========   =======     ========    =========

         See accompanying notes to financial statements.

                        CASH SYSTEMS, INC.
                     STATEMENTS OF CASH FLOWS
         FOR THE YEARS ENDED DECEMBER  31, 2000 AND 1999

                                                   2000           1999
Cash flows from operating activities:
Net income (loss)                              $    54,572     $    (44,095)
Adjustments to reconcile net income (loss) to
cash flows from operating activities:
Depreciation and amortization                       80,475           56,200
Common stock issued for services rendered           10,000                0
Changes in operating assets and liabilities:
Other receivable                                   (19,332)               0
Employee advances                                   (1,802)          (7,326)
Deposits                                                 0           (1,154)
Accounts payable                                    42,957          (15,853)
Accrued expenses                                     6,268           52,974
                                               -----------     ------------
   Cash flows from operating activities            173,138           40,746
                                               -----------     ------------
Cash flows from investing activities:
Purchases of property and equipment                (55,712)        (369,837)
Additions to receivables - related parties        (161,242)         (23,552)
Additions to note receivable                             0          (10,000)
Payments received on note receivable                 1,528              980
                                               -----------     ------------
   Cash flows from investing activities           (215,426)        (402,409)

Cash flows from financing activities:
Proceeds from long-term debt                             0          460,700
Payments on long-term debt                         (11,558)         (35,297)
Net advances (payments on) note payable -
  stockholder                                       54,828          (54,761)
Payments on capital lease  obligations              (4,488)         (19,447)
                                               -----------     ------------
    Cash flows from financing activities            38,782          351,195
                                               -----------     ------------

Decrease in cash                                    (3,506)         (10,468)

Cash, beginning of year                             48,975           59,443

Cash, end of year                              $    45,469     $     48,975
                                               -----------     ------------
Supplemental cash flows information:
Cash paid for financing costs and interest
expense                                        $   208,691     $    101,131

Non-cash investing and financing activities:
Cancellation of note payable - bank in exchange
for reduction of cash in automatic teller
machines                                       $ 1,372,394     $          0

         See accompanying notes to financial statements.

                        CASH SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 2000 AND 1999


(1)  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business - Cash Systems, Inc. (the Company) was incorporated in Minnesota on May 13, 1997. The Company is primarily engaged in the placement of automatic teller machines in convenience stores and grocery stores in the Minneapolis-St. Paul metropolitan area.

Concentration of credit risk - The Company maintains its cash in high credit quality financial institutions. The balances, at times, may exceed federally insured limits.

Depreciation - Property and equipment are recorded at cost, except in the case of capitalized lease assets, which are stated at the lower of the present value of the future minimum lease payments or fair market value at the inception of the lease. Depreciation and amortization are provided for using the straight-line method over estimated useful lives ranging from five to seven years. Maintenance, repairs and minor renewals are expensed when incurred.

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" as circumstances dictate, the Company evaluates whether changes have occurred that would require revision of the remaining estimated lives of recorded long-lived assets, or render those assets not recoverable. If such circumstances arise, recoverability is determined by comparing the undiscounted net cash flows of long-lived assets to their respective carrying values. The amount of impairment, if any, is measured based on the projected discounted cash flows using an appropriate discount rate. At this time, the Company believes that no significant impairment of long-lived assets has occurred and that no reduction of the estimated useful lives of such assets is warranted.

Income taxes - The Company utilizes the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the financial statement and income tax reporting bases of assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Advertising costs - Advertising costs are charged to expense as incurred. Advertising costs were $10,255 and $4,095 for the years ended December 31, 2000 and 1999.

Revenue recognition - The Company recognizes revenues at the time automatic teller machine fees are electronically received and therefore does not have receivables from customers.

Management's use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        CASH SYSTEMS, INC.
            NOTES TO FINANCIAL STATEMENTS - continued
                    DECEMBER 31, 2000 AND 1999


(2)  FUNDING ARRANGEMENTS

Prior to February 2000, the Company had a credit agreement with Fidelity Bank to finance the cash inside its automatic teller machines, bearing interest equal to the bank's prime rate of interest plus 2% (10.5% at December 31, 1999). The balance of cash loaned at December 31, 1999 was $1,372,394.

In February 2000, the Company entered into an agreement with Fidelity Bank to provide the funding for cash inside its automatic teller machines. The agreement requires the Company to pay fees, on the balance of the funds provided, equal to the bank's prime rate of interest plus 2% (11.5% at December 31, 2000) in no event being less than 10%. The Company at no time has access to the funds provided and the financial institution is the sole owner of the funds prior to the withdrawal by cardholders from the automatic teller machines. No such amounts are recorded as liabilities on the financial statements of the Company. The Company however does assume the risk of loss and agrees to reimburse the financial institution for any loss occurring from the point in time at which the funds leave the bank. The Company must provide armored carrier services and bear the cost of such services. Insurance coverage for the funds provided is obtained by the bank and the Company bears the cost. The armored carrier company carries the usual bond insurance coverage on its employees. Employees of the Company do not have access to funds in the cash machines (see Note 9).

(3)  NOTE RECEIVABLE

During 1999, the Company issued an unsecured note to a store owner, due in monthly installments of $196, including interest at 6.6% through July 2004. The balance as of December 31, 2000 and 1999 was $7,492 and $9,020.

(4)  PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at December 31:

                                                        2000        1999
Furniture and equipment                             $ 545,071    $ 489,359
Vehicles                                               40,719       40,719
Less: accumulated depreciation and amortization      (146,082)     (65,607)
                                                    ---------    ---------
  Total property and equipment, net                 $ 439,708    $ 464,471
                                                    =========    =========

                                 CASH SYSTEMS, INC.
            NOTES TO FINANCIAL STATEMENTS - continued
                    DECEMBER 31, 2000 AND 1999


(5)  LONG-TERM DEBT

Long-term debt consisted of the following at December 31:

                                                          2000         1999

Note payable - bank - monthly installments of $13,743
including interest at prime plus 2% (11.5% at December
31, 2000), due October 2003, secured by substantially
all assets of the Company and a company related
through common ownership and the personal guarantee of
a stockholder.                                          $ 395,295  $ 390,867

Note payable - bank - monthly installments of $497
including interest at 9.75%, due September 2001,
secured by the vehicle and the personal guarantee of a
stockholder.                                                4,294      9,536

Note payable - financing company - monthly
installments of $766 including interest at 6.75%, due
November 2002, secured by the vehicle and the personal
guarantee of a stockholder.                                14,256    25,000
                                                         --------  --------
Total long-term debt                                      413,845   425,403

Less:  current portion                                   (140,396) (143,745)
                                                        --------- ---------
Long-term debt, net                                     $ 273,449 $ 281,658
                                                        ========= =========

Future maturities of long-term debt are as follows for the years ending December 31:

2001                                      $ 140,396
2002                                        148,428
2003                                        125,021
                                          ---------
    Total                                 $ 413,845
                                          =========


(6)  CAPITAL LEASE OBLIGATIONS

The Company leases automatic teller machines under two capital lease obligations. The leases bear interest at rates of 16.78% to 20.69% and expire through March 2004. The obligations are secured by the property under lease. Total cost and accumulated amortization of the leased equipment was $29,094 and $10,667 at December 31, 2000, and $29,094 and $4,365 at December 31, 1999.

                        CASH SYSTEMS, INC.
            NOTES TO FINANCIAL STATEMENTS - continued
                    DECEMBER 31, 2000 AND 1999


Future minimum lease payments are as follows for the years ended December 31:


2001                                 $  8,980
2002                                    8,980
2003                                    8,980
2004                                    1,498
                                     --------
Total                                  28,438
Less: amounts representing interest    (7,304)
                                     --------
Present value of future minimum lease
payments                               21,134
Less: current portion                  (5,346)
                                     --------
Capital lease obligations, net of
current portion                      $ 15,788
                                     ========

(7)  RELATED PARTY TRANSACTIONS

The Company provides Opti Cash, Inc., a company related through common ownership, with office and warehouse space and various services including telephone, information and computer, accounting, regulatory, human resources, management and other miscellaneous services. Income related to these costs of $30,147 was recognized for the year ended December 31, 2000. The Company has an unsecured receivable from Opti Cash, Inc. which is due on demand and non-interest bearing. The balance at December 31, 2000 and 1999 was $164,794 and $23,552.

The Company has an unsecured receivable, due on demand (the receivable was repaid in February 2001), from a stockholder of the Company. The balance at December 31, 2000 is $20,000 and is non-interest bearing.

The Company has an unsecured note payable, due on demand, with a stockholder of the Company for costs incurred in the start-up of the Company. The balance at December 31, 2000 and 1999 was $100,522 and $45,694 and bears interest at 6%. Interest expense for the year ended December 31, 2000 was $5,690 and accrued interest on the note was $5,690 at December 31, 2000.

(8)  INCOME TAXES

The Company has generated net operating losses of approximately $66,000 which, if not used, will begin to expire in 2019. Future changes in the ownership of the Company may place limitations on the use of the net operating loss carryforward.

                                 CASH SYSTEMS, INC.
            NOTES TO FINANCIAL STATEMENTS - continued
                    DECEMBER 31, 2000 AND 1999


The Company has recorded a deferred tax asset based on future use of the net operating loss carryforwards, net of a valuation allowance, as follows at December 31:

                                            2000              1999

Deferred tax asset                        $ 23,000        $ 26,000
Less: valuation allowance                   23,000          26,000
                                          --------        --------
Net deferred tax asset                    $      0        $      0
                                          ========        ========

(9)  COMMITMENTS AND CONTINGENCIES

Operating leases - The Company leases office space requiring base monthly rent of $1,154 including real estate taxes and operating expenses through July 2002. Rent expense was approximately $16,041 and $5,400 for the years ended December 31, 2000 and 1999.

The future minimum lease payments are as follows for the years ending December
31:

2001                                   $13,848
2002                                     8,078
                                       -------
    Total                              $21,926
                                       =======


Legal proceedings - The Company is involved in legal actions in the ordinary course of business. During 2001, the Company and Fidelity Bank, jointly, filed suit against an insurance company for approximately $420,000 related to a cash shortage from the Company's automatic teller machines attributable to armor car services.

Based on the discovery of the cash shortage, in 2001 the Company entered into a line of credit in the approximate amount of $412,000 with Fidelity Bank.
The line of credit requires interest at the bank's prime rate of interest plus 2%, is secured by substantially all assets of the Company and the personal guarantee of a stockholder and is due on demand or no later than March 2002.

(10)   SUBSEQUENT EVENTS

On June 9, 2001, the Company acquired substantially all the assets and assumed certain liabilities of Opti Cash, Inc. Based on the common control of the two companies, the combination will be accounted for in a manner similar to a pooling of interest. Historical financial information presented in future reports will be restated to include Opti Cash, Inc. The Company's net sales and net loss would have been $1,903,976 and $104,724, respectively, if the acquisition had occurred on January 1, 2000.

During 2001, the Company entered into a verbal agreement to provide check cashing and automatic teller machine services to a casino. A disagreement arose over the interpretation of the verbal agreement and subsequent settlement of the contract was entered into for $90,000.
                               F-10

          Opti Cash, Inc.

          Report of Independent Public Accountants               F-16
          Balance Sheets as of December 31, 2000 and 1999        F-17
          Statements of Operations for the year ended December
          31, 2000 and the period from May 13, 1999 (inception)
          through December 31, 1999                             F-18
          Statements of Stockholders' Deficit for the year ended December 31, 2000 and the period from May 13, 1999
          (inception) through December 31, 1999                 F-19
          Statements of Cash Flows for the year ended December
          31, 2000 and the period from May 13, 1999 (inception)
          through December 31, 1999                             F-20
          Notes to Financial Statements                 F-21 to F-22









REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Opti Cash, Inc.:

We have audited the accompanying balance sheets of Opti Cash, Inc. as of December 31, 2000 and 1999, and the related statements of operations, stockholders' deficit and cash flows for the year ended December 31, 2000 and the period from May 13, 1999 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Opti Cash, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000 and the period from May 13, 1999 (inception) through December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.


                                  s/ Virchow, Krause & Company, LLP


Minneapolis, Minnesota
July 16, 2001

                         OPTI CASH, INC.
                          BALANCE SHEETS
                   DECEMBER  31, 2000 AND 1999

                                                     2000         1999

                              ASSETS
Current assets:
Cash                                           $   51,239      $    20,240
Accounts receivable                                 9,607                0
                                               ----------      -----------
     Total current assets                      $   60,846      $    20,240
                                               ----------      -----------

Equipment and software, at cost:
Software                                          481,055          420,000
Equipment                                          27,103            6,000
Less: accumulated depreciation and amortization  (107,156)          (1,000)
                                               ----------      -----------
    Total equipment and software, net             401,002          425,000
                                               ----------      -----------
                                               $  461,848      $   445,240
                                               ==========      ===========
              LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Notes payable - officers                       $  411,207      $   451,540
Accounts payable - related party                  164,794           23,552
Accrued payroll and related taxes                  22,934                0
Accrued commissions                                54,481                0
Accrued interest                                   24,672           27,092
                                               ----------      -----------
    Total current liabilities                     678,088          502,184
                                               ----------      -----------

Stockholders' deficit:
Common stock, no par value,  100,000 shares
authorized, 10,000 shares issued and outstanding    1,111            1,111
Accumulated deficit                              (217,351)         (58,055)
                                               ----------      -----------
Total stockholders' deficit                      (216,240)         (56,944)
                                               ----------      -----------
                                               $  461,848      $   445,240
                                               ==========      ===========

         See accompanying notes to financial statements.

                         OPTI CASH, INC.
                     STATEMENTS OF OPERATIONS
    FOR THE YEAR ENDED DECEMBER  31, 2000 AND THE PERIOD FROM
        MAY  13,1999 (INCEPTION) THROUGH DECEMBER  31,1999

                                              2000              1999
                                        Amount      Percent  Amount  Percent
Revenues                            $  440,729       100.0  $       0     0.0


Operating expenses                     576,356       130.8     31,159     0.0
                                     ---------       -----   --------     ---
Loss from operations                  (135,627)      (30.8)   (31,159)    0.0
                                     ---------       -----   --------     ---
Other income (expense):
Interest income                          1,003          .2        196     0.0
Interest expense                       (24,672)       (5.6)   (27,092)    0.0
                                     ---------       -----   --------     ---
    Total other income (expense)       (23,669)       (5.4)   (26,896)    0.0

Net loss                             $(159,296)      (36.1)  $(58,055)    0.0

         See accompanying notes to financial statements.

                         OPTI CASH, INC.
               STATEMENTS OF STOCKHOLDERS' DEFICIT
    FOR THE YEAR ENDED DECEMBER  31, 2000 AND THE PERIOD FROM
        MAY  13,1999 (INCEPTION) THROUGH DECEMBER  31,1999

                                      Common Stock      Accumulated
                                     Shares      Amount    Deficit    Total
Balance at inception - May 13, 1999           0  $      0  $      0  $      0

Issuance of common stock for cash         9,000     1,000         0     1,000

Issuance of common stock for
services                                  1,000       111         0       111

Net loss                                      0         0   (58,055)  (58,055)
                                        -------  --------  --------  --------
Balance - December  31,1999              10,000     1,111   (58,055)  (56,944)

Net loss                                      0         0  (159,296) (159,296)
                                        -------  -------- --------- ---------
Balance - December 31, 2000              10,000  $  1,111 $(217,351)$(216,240)
                                        =======  ======== ========= =========

         See accompanying notes to financia] statements.

                         OPTI CASH, INC.
                     STATEMENTS OF CASH FLOWS
     FOR THE YEAR ENDED DECEMBER 31, 2000 AND THE PERIOD FROM
        MAY 13,1999 (INCEPTION) THROUGH DECEMBER  31,1999

                                                2000             1999
Cash flows from operating activities:
Net loss                                    $ (159,296)    $    (58,055)
Adjustments to reconcile net loss to
cash flows from operating activities:
Depreciation and amortization                  106,156            1,000
Common stock issued for services                     0              111
Changes in operating assets and liabilities:
Accounts receivable                             (9,607)               0
Accounts payable - related party               141,242           23,552
Accrued payroll and related taxes               22,934                0
Accrued commissions                             54,481                0
Accrued interest                                (2,420)          27,092
                                             ---------     ------------
Cash flows from operating activities           153,490           (6,300)
                                             ---------     ------------
Cash flows from investing activities:
Purchases of equipment and software            (82,158)          (1,000)
                                             ---------     ------------
Cash flows from investing activities           (82,158)          (1,000)
                                             ---------     ------------
Cash flows from financing activities:
Proceeds from issuance of common stock               0            1,000
Net receipts from (payments on) notes payable
- officers                                     (40,333)          26,540
                                             ---------     ------------
Cash flows from financing activities           (40,333)          27,540
                                             ---------     ------------

Increase in cash                                30,999           20,240

Cash, beginning of period                       20,240                0
                                             ---------     ------------
Cash, end of year                            $  51,239     $     20,240
                                             =========     ============
Supplemental cash flows information:
Cash paid for interest                       $  27,092     $          0
                                             =========     ============
Noncash investing and financing activities:
Equipment and software acquired by issuance
of notes payable - officers                  $       0     $    425,000
                                             =========     ============

         See accompanying notes to financial statements.

                         OPTI CASH, INC.
                  NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 2000 AND 1999


(1)  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business - Opti Cash, Inc. (the Company) was incorporated in Minnesota on May 13, 1999. The Company developed its own proprietary credit card cash advance software for use in casinos throughout the United States.

Concentration of credit risk - The Company maintains its cash in high quality financial institutions. The balances, at times, may exceed federally insured limits.

Accounts receivable - The Company considers all accounts receivable to be fully collectible, accordingly, no allowance for uncollectible accounts has been established. If accounts become uncollectible, they are charged to operations when that determination is made. The Company grants unsecured credit to customers in the normal course of business.

Software development costs - The Company adopted Statement of Position 98-1 (SOP 98-1), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires the capitalization of direct costs incurred in connection with developing or obtaining software for internal use, including external direct costs of materials and services and payroll and payroll related costs for employees who are directly associated with and devote time to an internal use software development project. During 2000 and 1999, the Company capitalized $61,055 and $420,000 of costs related to the implementation of SOP 98-1 which is amortized over its estimated useful life of three years using the straight-line method. Amortization expense for the year ended December 31, 2000 and the period from May 13, 1999 (inception) through December 31, 1999 was $100,174 and $0.

Depreciation - Equipment is recorded at cost. Depreciation is provided for using the straight-line method over estimated useful lives of three years. Maintenance, repairs and minor renewals are expensed when incurred.

Advertising costs - Advertising costs are charged to expense as incurred. Advertising costs incurred were $5,657 and $2,472 for the year ended December 31, 2000 and the period from May 13, 1999 (inception) through December 31, 1999.

Management's use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)  INCOME TAXES

At December 31, 2000, the Company had net operating loss carryforwards of approximately $190,000 that are available to offset future taxable income which, if unused, begin to expire in 2019. The Company's ability to utilize its net operating loss carryforwards is subject to certain limitations under
Section 382 of the Internal Revenue Code due to potential changes in the ownership of the Company.

                         OPTI CASH, INC.
            NOTES TO FINANCIAL STATEMENTS - continued
                    DECEMBER 31, 2000 AND 1999


The Company utilizes the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the financial statement and income tax reporting bases of assets and liabilities. The principal temporary difference relates to net operating loss carryforwards. The Company has recorded a deferred tax asset based on future use of the net operating loss carryforwards, net of a valuation allowance, as follows at December 31:

                                              2000          1999

Deferred tax asset                          $ 55,600      $ 10,850
Less: valuation allowance                     55,600        10,850
                                            --------      --------
Net deferred tax asset                      $      0      $      0
                                            ========      ========

(3)  RELATED PARTY TRANSACTIONS

Notes payable - officers - Notes payable - officers consists of unsecured demand notes bearing interest at 6%. The balances outstanding were $411,207 and $451,540 at December 31, 2000 and 1999. Interest expense was $24,672 and $27,092 for the year ended December 31, 2000 and the period from May 13, 1999 (inception) through December 31, 1999. Accrued interest on these notes was $24,672 and $27,092 at December 31, 2000 and 1999.

Cash Systems, Inc. - Cash Systems, Inc., a company related through common ownership, provides the Company with office and warehouse space and various services including telephone, information and computer, accounting, regulatory, human resources, management and other miscellaneous services. For the year ended December 31, 2000, $30,147 has been charged for these costs. The accounts payable to Cash Systems, Inc. was $164,794 and $23,552 at December 31, 2000 and 1999.

The Company has guaranteed a note payable for Cash Systems, Inc. of $395,295 at December 31, 2000. This note is secured by substantially all assets of the Company.

(4)  CASINO CONTRACTS

The Company has various contracts with casinos for providing cash access services to casino patrons with various expiration dates. The casino patrons may obtain access to their funds through the use of the Company's software and equipment for a service fee. The Company is obligated to pay a transaction fee to the casino generally based on a percentage of the service fee charged on each completed transaction. The Company had revenues from one contract representing approximately 57% of total revenues for the year ended December 31, 2000.

(5)  SUBSEQUENT EVENT

On June 9, 2001, substantially all the assets and assumed certain liabilities of the Company were acquired by Cash Systems, Inc. Based on the common control of the two companies, the combination will be accounted for in a manner similar to a pooling of interest.

     b.   Proforma Financial Statements.

          The proforma financial statements will be provided within 75 days from the date of this Report or by December 26, 2001.

     c.   Exhibits:

     Exhibit
     Number    Description

     2.1 Plan of Reorganization and Stock Exchange Agreement, dated as of October 9, 2001.
     2.2       Lock-up/Leak-out Agreement, dated October 9, 2001.
     2.3       Stock Escrow Agreement, dated October 9, 2001.
     2.4       Form of Note
     2.5       Form of Warrant
     2.6       Stock Option Plan
     2.7       Agency Agreement, dated October 1, 2001.
     16.1      Letter of Mantyla McReynolds, a Professional Corporation

                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the undersigned has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CASH SYSTEMS, INC.

                                   By:/s/Craig Potts
                                        Craig Potts, President